MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
www.ellisfoster.com
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CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use in this Registration Statement of PortalToChina.com, Inc. on Form SB-2 of our report, which includes an explanatory paragraph regarding the substantial doubt about PortalToChina.com, Inc.'s ability to continue as a going concern, dated October 1, 2004, relating to the financial statements of PortalToChina.com, Inc. and to the reference to our firm under the caption "Experts" appearing in the Form SB-2.



                                          "MOORE  STEPHENS  ELLIS  FOSTER  LTD."
Vancouver,  British  Columbia                       Chartered  Accountants
Canada
October  25,  2004


EF     A partnership of incorporated professionals
       An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
       - members in principal cities throughout the world